Exhibit 10.13

Loan No. 310629100

CONSTRUCTION LOAN AGREEMENT

AGREEMENT made this 24th day of January, 2011, by and between Rockland Trust Company, a Massachusetts trust company with a place of business located at 288 Union Street, Rockland, Massachusetts 02370 (the "Lender") and 109 LONG WHARF LLC, a Delaware limited liability company with a mailing address c/o Phoenix Bulk Carriers, 88 Valley Road, Middletown, Rhode Island 02842 (the "Borrower").

I. DEFINITIONS

1.01. Certain Defined Terms. In addition to the definitions contained in the foregoing recital clause, the following terms shall have the meanings provided below:

"Agreement" means this Agreement, as amended from time to time.

"Change Order" means any change, amendment or modification to the Plans or the Construction Contract.

"Collateral" shall have the meaning ascribed to that term in the Mortgage.

"Collateral Assignment" means the Collateral Assignment of Leases and Rents by the Borrower to the Lender dated of even date.

"Completion" or "Completion of the Improvements" shall mean the completion and payment of the Direct Costs and the Indirect Costs of all design, construction, equipping, furnishing and tenant-fixturing of the Improvements, all clearing, landscaping, lighting and paving of the Premises, and procurement of all approvals, licenses and permits necessary to make the same ready for use and occupancy, open the same to the public and place the same in operation in order to convert, exchange, remortgage, rent, sell, use or otherwise dispose of the Premises and Improvements, as a whole or in parts, so that the Loan can be repaid or refinanced on or before the maturity date of the Note.

"Completion Date" shall mean January 24, 2012.

"Construction Assignment" shall mean the Assignment of Project Contracts by and between the Borrower and the Lender dated even date.

"Construction Consultant" shall mean an independent qualified engineer or architect, selected by the Lender whose duties shall include analysis of the Plans and Requisitions, monitoring progress on the construction of the Improvements, and other customary services incidental to the foregoing.

"Construction Contract" shall mean that contract between the Borrower and the Contractor dated July 1, 2010 to provide, or supervise or manage the procurement of, substantially all labor and materials needed for the construction of the Improvements.

"Construction Term" shall mean the period commencing on the date hereof and ending on the Completion Date.

"Contractor" shall mean The Damon Company, with a place of business located at 62 Warner Street, Newport, Rhode Island.

"Corporate Guarantor" shall mean Bulk Partners (Bermuda) Ltd.

"Default" means any of the events specified in Article IX hereof which with the passage of time or giving of notice or both would constitute an Event of Default.

"Direct Costs" shall mean the aggregate costs of all labor, materials, equipment, fixtures and furnishings necessary for the Completion of the Improvements. The initial projection of the Direct Costs appears on the Initial Project Cost Statement.

"Event of Default" means an Event of Default described in Article IX hereof.

"GAAP" means generally accepted accounting principles in the United States.

"Governmental Authorities" means the United States, the state in which the Premises is located and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercise jurisdiction over the Premises or the construction of the Improvements thereon.

"Guarantor" shall, jointly and severally, mean Anthony Laura, Edward Coll and Bulk Partners (Bermuda) Ltd.

"Guaranty" shall collectively mean the Guaranties of the Guarantor dated of even date.

"Hazardous Waste Laws" shall mean any federal, state or local law governing the existence, release, generation, storage or disposal of any Hazardous Waste now or hereafter existing.

"Hazardous Waste" shall mean any "oil," "hazardous material," "hazardous wastes" or "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended, or any similar statute, and the regulations adopted pursuant thereto and shall include without limitation (whether or not included in the definition contained in said laws), petroleum, solvents, asbestos and other chemicals which would be materially dangerous to the environment or to human beings.

"Improvements" shall mean a building or buildings of office space and all related facilities, improvements and fixtures to be renovated on the Premises.

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"Indebtedness" means, for the Borrower (i) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which the Borrower has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the Borrower is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such indebtedness or obligations and (iv) capitalized lease obligations of the Borrower.

"Indirect Costs" shall mean all costs of Completion of the Improvements other than Direct Costs, including but not limited to, architects' fees, attorneys' fees, interest, real estate taxes, survey costs, accounting fees and title insurance premiums. The initial projection of the Indirect Costs appears on the Initial Project Cost Statement.

"Individual Guarantor" shall, jointly and severally, mean Anthony Laura and Edward Coll.

"Initial Advance" shall mean the first advance to be made hereunder, which may be contemporaneous with or subsequent to the time of the execution and delivery by the Borrower and the Lender of this Agreement.

"Initial Project Cost Statement" means the projection of, among other things, the Direct Costs and the Indirect Costs as set forth in Exhibit A attached hereto and made a part hereof.

"Leases" means any and all leases with respect to the Premises including the lease with Phoenix Bulk Carriers (US) LLC.

"Loan" shall mean the loan of up to One Million Forty-Eight Thousand Dollars ($1,048,000) from the Lender to the Borrower.

"Major Subcontracts" shall mean the subcontracts of each and every subcontractor or material supplier whose bid represents 10% or more of the total costs of Completion of the Improvements and a sufficient number of subcontractors' and material suppliers' contracts whose bids collectively represent not less than 70% of the total costs of Completion of the Improvements.

"Mortgage" shall mean the Open-End Mortgage and Security Agreement by the Borrower to the Lender dated even date.

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"Note" shall mean the Borrower's secured promissory note in the form attached hereto as Exhibit B, which Note is hereby incorporated herein by reference and made a part hereof.

"Obligations" means all obligations and all liabilities of the Borrower under this Agreement, the Note and the Security Documents.

"Permitted Encumbrances" shall mean those encumbrances, if any, permitted by the Lender on the property of the Borrower as set forth in Exhibit C attached hereto and incorporated herein by reference.

"Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

"Plans" means all preliminary and final drawings, plans, specifications and other documents (including but not limited to complete architectural, structural, mechanical, electrical and sprinkler system) prepared by the Borrower or the Contractor and approved by the Lender and the Construction Consultant which describe and show the materials, equipment, fixtures and furnishings necessary for the construction of the Improvements, including all amendments and modifications thereof made by approved Change Orders and also showing minimum grade of finishes and furnishings for all areas of the Improvements to be leased or sold in ready-for-occupancy condition.

"Premises" means that certain parcel of land, with all buildings and improvements now or hereafter situated thereon, located at 109 Long Wharf, Newport, Rhode Island and more particularly described in the Mortgage.

"Project Proceeds" shall mean the monies and proceeds derived by the Borrower or its affiliates from the Premises or the Improvements prior to the repayment of the Loan, including any reimbursements for tenant work done by the Borrower, tax refunds, refunds or rebates from contractors or suppliers, performance bond and insurance proceeds, condemnation awards and capital contributions or loans by such affiliates or other Persons or entities but excluding tenant security deposits, rentals and any ordinary and necessary costs or expenses of raising or collecting such monies and proceeds.

"Requisition" means a statement by the Borrower and, in the case of a Direct Cost requisition, by the Borrower and the Contractor, in the forms acceptable to the Lender setting forth the amount of the Loan advance requested in each instance.

"Retainage" shall mean the retention by the Lender of five percent (5%) of the funds to be advanced under a Direct Cost Requisition pending the Completion of the Improvements.

"Security Documents" means the Mortgage, the Guaranty, the Collateral Assignment, the Construction Assignment and any other agreement or instrument now or hereafter securing the Note.

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"Site Assessment Report" shall mean an environmental site assessment report prepared by a qualified environmental engineer satisfactory to the Lender indicating that no Hazardous Waste is or has been present on the Premises or areas adjacent to the Premises and containing evidence satisfactory to the Lender that no "notice of responsibility" or other order has been issued by the United States Environmental Protection Agency against the Borrower or the Premises.

1.02. Defined LIBOR Terms.

“Hedging Contracts” means the ISDA Master Agreement and Schedule thereto, and any swap agreements, as defined in 11 U.S.C. §101, entered into pursuant to said ISDA Master Agreement and Schedule thereto. Any prepayment, acceleration, reduction, increase or any change in the terms of the Note will not alter the notional amount of such interest rate swap transactions, which will remain in full force and effect notwithstanding any such prepayment, acceleration, reduction, increase or change, subject to the terms of such interest rate swap transactions.

“Interest Rate” shall mean the rate at which interest shall accrue on the unpaid principal balance of the Note during each Interest Period from the date hereof at a rate per annum equal to 1-month LIBOR plus two hundred eighty-five (285) basis points per annum, adjusted monthly, subject to the Hedging Contracts, as hereinafter defined.

“Interest Period” shall mean each period commencing on and including the date an interest payment is due as provided in the payment schedule in the Note and ending on but excluding the date the next interest payment is due, with the first Interest Period commencing on the day of closing. Upon determination by the Lender of the Interest Rate for any Interest Period, such Interest Rate shall remain in effect for the entire Interest Period until redetermined for the next successive Interest Period.

“LIBOR” is the rate for U.S. dollar deposits with a maturity equal to one month, and reported on Reuters Screen LIBOR01 as of 11:00 a.m. London time, on the day that is two (2) London business days prior to beginning of the applicable Interest Period. Interest shall be computed based upon a year consisting of twelve (12) months of thirty days each. If for any reason, LIBOR ceases to be available, then interest shall accrue upon the unpaid principal balance of the Note during each Interest Period at a rate equal to one and one-half percent (1.5%) per annum above the Prime Lending Rate in effect upon the commencement of (or is such day is not a business day, the last business day before) each applicable Interest Period.

"Prime Lending Rate" shall mean the rate listed in the Wall Street Journal as the so-called national "prime rate", but if no such designation is published, the term shall mean the nearest equivalent to such term as published by the Wall Street Journal (as determined by the Lender), or if no equivalent is published by the Wall Street Journal, by another financial publication of national standing. The so-called Prime Lending Rate is a rate for reference purposes only and is not necessarily the lowest rate offered by the Lender.

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1.03. LIBOR Provisions. (a) The Borrower shall hedge the floating interest expense of the Loan evidenced by the Note by maintaining one or more interest rate swap agreements in an aggregate notional amount equal to the principal balance of the Note outstanding over such term that the hedge is executed and providing for a fixed rate acceptable to Lender, with the Borrower making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the Note, all upon such terms and conditions as shall be acceptable to Lender. To establish this interest rate hedge, the Borrower and the Lender have entered into the Hedging Contracts.

(b) The Borrower hereby warrants and represents that it has received and reviewed the Derivative Risk Disclosure provided to the Borrower by the Lender. Borrower warrants and represents that it knows and understands the risks associated with the transactions contemplated by the Hedging Contracts, and has consulted with or had the opportunity to consult with legal, tax and accounting advisors regarding such risks.

1.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of all financial data submitted pursuant to this Agreement and prepared in accordance with GAAP.

II. GENERAL TERMS

2.01. Amount of Loan. The Borrower has applied to the Lender for the Loan and the Lender has agreed to make the Loan to the Borrower subject to all the terms and conditions of this Agreement.

2.02. Note. The borrowing is to be evidenced by the Note.

2.03. Payments. The Borrower shall make payments to the Lender in immediately available funds, as and when required by the Note.

2.04. Security for the Note. The Note shall be secured by the Security Documents and by such additional security as shall be agreed to by the Lender and the Borrower from time to time.

2.05. Advances. Subject to the provisions of this Agreement, the Lender will advance and the Borrower will accept the Loan in installments as follows: The Initial Advance will be made upon the satisfaction of the applicable conditions set forth in Article IV hereof relevant thereto, and all subsequent advances shall be made not more frequently than monthly thereafter, upon the satisfaction of the applicable conditions set forth in Article V hereof, in amounts which shall be equal to the aggregate of the Direct Costs and the Indirect Costs incurred by the Borrower through the end of the period covered by the Requisition less:

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(i) The Retainage until the Project is fifty percent (50%) complete, at which time the Retainage may be eliminated; and

(ii) The total of the Loan advances theretofore made by the Lender;

and, at the election of the Lender, less any combination of the following further amounts:

(iii) The entire amount by which any Direct Costs or Indirect Costs are (or are estimated by the Lender to be) greater than the amounts set forth on the Initial Project Cost Statement for such costs; and/or

(iv) Any costs covered by the Requisition not approved, certified or verified as provided in Section 2.06 below, any Indirect Costs covered by a previous Requisition for which proof of payment has not been received by the Lender, and/or any Direct Costs covered by a previous Requisition for which payment receipts have not been received by the Construction Consultant and/or the Lender; and/or

(v) Any real estate taxes, mechanics' liens, security interests, claims or other charges against the Premises or the Improvements and any interest, fees or other costs which the Borrower may have failed to pay in accordance with this Agreement, the Note or the Security Documents.

2.06. Certification of Direct Costs. All Direct Costs are to be certified by the Contractor and verified by the Construction Consultant. Verification of the monthly progress and Direct Costs of construction of the Improvements which have been incurred by the Borrower from time to time and the estimated total Direct Costs of construction of the Improvements from time to time may be made by the Construction Consultant in his sole discretion. Both the Direct Costs and the Indirect Costs are to be approved by the Lender and may also be verified by the Lender from time to time.

2.07. Location of Advances and Deposit Thereof. All advances are to be made from the principal office of the Lender or from such other place as the Lender may designate. Requisitions shall be received five (5) business days prior to the date of the requested advance. Such advance shall be made to or deposited in a separate bank account with the Lender which shall (a) be the depository for all advances made hereunder and (b) not be drawn upon except to pay (or to reimburse the Borrower if previously paid) for Direct Costs and Indirect Costs approved by the Lender.

2.08. Last Advance. Amounts not advanced pursuant to paragraph (a)(i) of Section 2.05 during the course of construction of the Improvements shall be advanced upon the satisfaction of the conditions set forth in Section 5.02 hereof for the receipt of the last advance for Direct Costs. Loan budget amounts for Indirect Costs not advanced prior to Completion of the Improvements shall be advanced until exhausted, not more frequently than once a month, for the Indirect Costs as incurred after such Completion.

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2.09. Building Material Advances. The Lender shall not be required to make any advances for building materials or furnishings which are not stored on the Premises or which are stored on the Premises but not affixed to or incorporated in the Improvements; provided, however, the Lender may make advances for such materials if (a) they are stored on the Premises or in a bonded warehouse, (b) they are covered by adequate insurance, (c) they are adequately protected against theft and damage and (d) the Construction Consultant confirms the foregoing and recommends such disbursements.

2.10. Acceleration of Advances. If the Lender considers that its best interests and the best interests of Completion of the Improvements lies in accelerating the amounts to be advanced pursuant to paragraph (a) of Section 2.05 hereof, it shall be entitled to do so and no Person dealing with the Borrower or the Contractor or any other Person shall have standing to demand any different performance from the Lender. The Lender may also disburse proceeds of the Loan, at its option, directly to the Contractor and/or subcontractors.

2.11. Reallocation of Loan Budget Amounts. If at any time during the existence of this Agreement the undisbursed balance of the Loan budget amount for any category of cost shown on the Initial Project Cost Statement is, in the Lender's sole judgment, excessive, the excess may be reallocated to any other Loan budget amount balance which is deemed by the Lender to be insufficient.

2.12. Insufficient Loan Proceeds. If at any time (which may include the execution of this Agreement and the inception of the Loan), and from time to time, the Lender shall determine that the Loan, or the undisbursed balance thereof, is insufficient to cover the remaining costs of Completion of the Improvements, then to further secure payment, the Lender may require the Borrower to pay sufficient funds to the Lender to cover the Completion of the Improvements.

2.13. Permanent Phase of Loan. On January 24, 2012, the Loan shall continue for the term and subject to the conditions and requirements as stated in the Note, and all of the representations, warranties, covenants and agreements of the Borrower stated herein shall continue until payment in full of all principal, interest and charges due under the Note and hereunder.

2.14. Forced-Funding. Loan proceeds which are not advanced in accordance with the Loan Disbursement Schedule attached hereto as Exhibit D and incorporated herein by reference shall be forced funded and disbursed into an interest earning deposit account with the Lender. Advances drawn from this account shall bear interest at the same rate as all other Advances. Disbursements of funds from such forced-funded deposit account will occur on the same terms and conditions as established by this Agreement for construction draws. The forced funded deposit account shall serve as collateral for the Loan. All interest earned on the forced funded deposit account will, if the Loan is not in Default, accrue to the Borrower. By executing this Agreement, the Borrower hereby directs and authorizes the Lender to force-fund the account if necessary and no further direction or authorization from Borrower shall be necessary with respect to such advances, and all such advances shall be secured by the Security Documents.

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2.15. Participations. The Lender reserves the right without notice to the Borrower to sell participations in the Loan, in whole or in part, provided that the Borrower's rights under this Agreement will not be modified thereby. Furthermore, the Lender shall have the right to make available to actual or potential participants all financial information, public or non-public, that the Lender receives from the Borrower.

2.16. Environmental Condition. The Borrower and Lender acknowledge that the Premises is governed by an environmental land use restriction (“ELUR”). The Borrower shall, at all times comply with the requirements of the Rhode Island Department of Environmental Management, during and after construction of the improvements (as further set forth in Section 5.02(d)) and the Borrower shall further comply with the terms of the ELUR by providing the Bank with a copy of the required annual inspection report as it is submitted to the Department of Environmental Management.

III. REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and make the Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loan) that:

3.01. Financial Statements. All financial statements previously furnished by the Borrower to the Lender have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods, are complete and correct, and fully and accurately reflect the financial condition of the Borrower as of said dates, and the results of its operations for the period stated. To the best of the Borrower's knowledge and belief, the Borrower does not have any contingent obligations, liabilities for taxes, unusual long-term commitments or lease commitments except as specifically mentioned in such financial statements or the notes thereto. Since the date of the most recent financial statements submitted to Lender there has been no material adverse change in the financial condition of the Borrower.

3.02. Organization and Qualification. The Borrower (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the power and authority to own its properties and to carry on business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the power to execute and deliver this Agreement, to borrow hereunder and to execute and deliver to the Lender the Note, the Security Documents and any other instruments required hereunder.

3.03. No Conflict. (a) The Borrower has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement, the Note, the Security Documents and any other agreements referred to herein or related to the Loan.

(b) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authorities, bureaus or agencies which are required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Note and any other agreements referred to herein have been duly obtained and are in full force and effect.

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(c) The execution, delivery and performance of this Agreement, the Note, the Security Documents and any other agreement referred to herein will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any provision of any existing law or regulation or of any order or decree of any courts or Governmental Authorities, bureaus or agencies or of the Articles of Organization or Operating Agreement of the Borrower or of any mortgage, indenture, contract or other agreement to which the Borrower is a party or which purports to be binding upon it or upon any of its properties or assets, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets, except in favor of the Lender.

3.04. Litigation. There is no action, suit or proceeding at law or in equity or by or before any Governmental Authorities or other agencies now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of the Borrower. The Borrower is not in default with respect to any order of any courts, arbitrators or Governmental Authorities arising out of any action, suit or proceeding under any statute or other law.

3.05. No Default. The Borrower is not a party to any agreement or instrument or subject to any restriction adversely affecting its business, properties or assets, operations or conditions, financial or otherwise. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which its assets may be bound, and no Default or Event of Default as hereinafter specified has occurred and is continuing hereunder.

3.06. Properties. The Borrower has good title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the Premises, free and clear of all mortgages, liens and encumbrances, except for the Permitted Encumbrances.

3.07. Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it, and no tax liens have been filed and no claims are being asserted, or proposed or threatened to be asserted, with respect to any taxes which are not reflected in the financial statements referred to in Section 3.01 hereof, and the Borrower is currently providing adequate reserves for all current taxes.

3.08. No Pending Insolvency. Any funds advanced to the Borrower under this Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it, and none of such properties and assets owned by the Borrower is subject to any mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except for the Permitted Encumbrances.

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3.09. Statements. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially affects adversely nor as far as the Borrower can foresee, will materially affect adversely the property, business, prospects or condition (financial or otherwise) of the Borrower.

3.10. Legally Enforceable Agreement. This Agreement, the Note, the Security Documents and any other documents executed by the Borrower in connection with the Loan, are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and except as certain remedies thereunder may be subject to equitable principles.

3.11. Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and will not use the proceeds of the Loan so as to violate Regulation U as it may be amended or interpreted from time to time by the Board of Governors of the Federal Reserve System.

3.12. Plans. The Plans are satisfactory to the Borrower, have been reviewed and approved by the Guarantor, the Contractor, the tenants under any Leases which require approval of the Plans and, to the extent required by applicable law or any effective restrictive covenant, by all Governmental Authorities and the beneficiary of any such covenant, respectively. The Plans so approved have been initialed by the Borrower and the Contractor. All construction, if any, already performed on the Improvements has been performed within the perimeter of the Premises in accordance with the Plans approved by the Persons named above and with any restrictive covenants applicable thereto. There are no structural defects in the Improvements or violations of any requirement of any Governmental Authorities with respect thereto; the planned use of the Improvements complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Premises as well as all environmental, ecological, landmark and other applicable laws and regulations; and all requirements for such use have been satisfied.

3.13. Utilities. All utility services necessary for the construction of the Improvements and the operation thereof for their intended purposes are available at the boundaries of the Premises, including, without limitation, water supply, fire protection, storm and sanitary sewer, gas, electric power and telephone facilities, and are of sufficient capacity to service adequately the Improvements and all necessary governmental regulatory consents to the connecting of such facilities to the Improvements (when constructed) have been obtained (which consents are not on a "stand-by" basis).

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3.14. Roads. All roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights of way therefor have been acquired by the appropriate Governmental Authorities or dedicated to public use and accepted by the Governmental Authorities, and all necessary steps have been taken by the Borrower and the Governmental Authorities to assure the complete construction and installation thereof no later than the Completion Date or any earlier date required by any law, order or regulation or Lease.

3.15. Leases. The Leases are in full force and effect, there are no defaults under any of the provisions thereof and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

3.16. No Violation; Approvals. Construction of the Improvements will not violate the Permitted Encumbrances nor any zoning, environmental, building code, subdivision or land use ordinance, regulation or law. No approvals are required by the U.S. Environmental Protection Agency or the Department of Housing and Urban Development under the Flood Disaster Act of 1973.

3.17. Brokerage Commissions. The making of the Loan or the Lender's acquisition of the Note or any of the Security Documents will not subject the Lender to any claim for a brokerage commission.

IV. CONDITIONS OF MAKING THE INITIAL ADVANCE

The obligation of the Lender to make the Initial Advance hereunder is subject to the following conditions precedent:

4.01. Representations. The representations and warranties set forth in Article III hereof shall be true and correct on and as of the date hereof and the date that each advance under the Loan is made.

4.02. Certification. The Borrower shall have executed and delivered to the Lender, upon the execution of this Agreement, the following: (a) a Certificate of the Members of the Borrower certifying the Votes of the Members authorizing the execution and delivery of this Agreement, the Note, the Security Documents and any other documents related to the Loan, and (b) such other supporting documents as the Lender may reasonably request.

4.03. Legal Opinion. The Lender shall have received the favorable written opinion of Corcoran, Peckham, Hayes and Galvin PC, counsel for the Borrower, dated the date of the Loan, satisfactory to the Lender and its counsel in scope and substance, with respect to, among other things, the matters set forth in Sections 3.02, 3.03, 3.04 and 3.05.

4.04. Good Standing. The Lender shall have received for the Borrower Certificates of Good Standing from the Delaware Secretary of State.

4.05. Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

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4.06. Commitment Letter. There shall be compliance with all terms of the commitment letter of the Lender to the Borrower dated December 29, 2010.

4.07. No Material Damage. The Improvements, if any, shall not have been materially injured or damaged by fire or other casualty.

4.08. First Requisition. The Lender shall have received a Requisition for the Initial Advance, together with proof of payment of the Indirect Costs for which the advance is requested.

4.09. Title Continuation. The Lender shall have received a title continuation report of the title policy to the date of the Initial Advance in a form approved by the Lender and the Lender's counsel containing a pending disbursements provision and setting forth no additional exceptions except those approved in writing by the Lender and its counsel.

4.10. No Default There shall be no Default under this Agreement or the Security Documents at the time of the Initial Advance.

4.11. Direct Costs. If the Initial Advance shall consist of advances for Direct Costs (in addition to Indirect Costs) or be solely for Direct Costs, or if Direct Costs shall have theretofore been incurred even though not included within the Initial Advance, the Construction Consultant shall have received and approved copies of (l) the Requisition, (2) the Construction Contract, and (3) all Change Orders which are in effect as of the date of such Requisition.

4.12. Documents To Be Delivered To The Lender. The items to be delivered to the Lender prior to the Initial Advance shall be:

(a) The commitment fee, to be retained by Lender whether or not any advances are made under this Agreement.

(b) The Construction Consultant's fees and expenses and Lender's counsel fees and expenses.

(c) Current financial statements and such other financial statements as the Lender shall require.

(d) An appraisal of the value of the Premises and the Improvements to be built thereon.

(e) Advice from the Construction Consultant to the effect that (l) the Plans have been approved by him and by the Governmental Authorities, (2) a Construction Contract and/or Major Subcontracts are in effect which satisfactorily provide for the Completion of the Improvements, (3) all utilities necessary for the full utilization of the Improvements for their intended purposes have been completed or the presently installed and proposed utilities will be sufficient for the full utilization of the Improvements for their intended purpose, and (4) in his opinion the construction of the Improvements theretofore performed was performed in accordance with the Plans and will be finished along with all necessary roads and utilities on or before the Completion Date.

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(f) The executed Note.

(g) The executed Security Documents.

(h) The policies of hazard insurance required by the Security Documents, accompanied by evidence of the payment of the premiums therefor, which policies shall contain an endorsement specifically providing that, in the case of any damage, the entire insurance proceeds will be paid to the Lender so long as it certifies to the insurer that the unpaid principal amount of the Loan equals or exceeds the proceeds of insurance.

(i) A paid title insurance policy, or commitment therefor, in American Land Title Association form, approved by the Lender, from a title insurer acceptable to the Lender, for the amount of the Note, insuring the Mortgage to be a valid first lien on the Borrower's interest in the Premises free and clear of all defects, encumbrances and exceptions except such as the Lender and its counsel shall approve, and shall contain:

(i) full coverage against mechanics' and materialmen's liens;

(ii) a reference to the survey but no survey exceptions except those theretofore approved in writing by Lender and its counsel; and

(iii) a pending disbursement clause in a form approved by the Lender.

(j) A copy of the current survey of the Premises.

(k) Filed Uniform Commercial Code financing statements to perfect the security interest created by the Security Documents in the personalty, fixtures and other property described therein.

(l) A progress schedule or chart showing the interval of time over which each item of Direct Cost is projected to be incurred or paid.

(m) The Initial Project Cost Statement.

(n) Certified copies of all authorizations including plot plan approvals, subdivision approvals, sewer permits and zoning variances, if any, building and other permits required by any Governmental Authorities for the construction, use, occupancy and operation of the Premises and/or the Improvements for the purposes contemplated by the Plans in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning codes, laws and regulations, which are presently procurable.

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(o) A current title report from the title insurer which shall set forth a legally sufficient description of the Premises, copies of all instruments which appear as exceptions in the report, any liens which have been previously discharged by bonding, court deposit or other means other than full payment, the status of the title to abutting streets and roads, and any UCC filings against the Borrower or other owner of the Premises; and advice from the title insurer to the effect that searches of proper public records disclose no leases of personalty or financing statements filed or recorded against the Premises or the Borrower, or owner of any of the property which is the subject of the Security Documents.

(p) Copies of the Construction Contract and all riders, addenda and other instruments referred to therein as "contract documents," certified by the Borrower to be true and complete and copies of Major Subcontracts so certified.

(q) such other matters as the Lender or its counsel may reasonably request.

(r) Lien releases or affidavits from, or the submission of other appropriate forms by, suppliers, the Contractor, subcontractors or materialmen as the Lender may deem desirable.

(s) The Site Assessment Report.

4.13. Documents To Be Delivered To The Construction Consultant. The items to be delivered to the Construction Consultant prior to the Initial Advance shall be:

(a) Copies of a site plan (showing all necessary approvals, utility connections and site improvements) and the Plans.

(b) A copy of the current survey of the Premises.

(c) Copies of the Construction Contract and any Major Subcontracts

(d) A statement of Direct Costs.

(e) Copies of any Leases containing any requirements or specifications for the construction of the Improvements.

(f) Copies of the authorizations, approvals, permits and other documents referred to in paragraph (n) of Section 4.12.

(g) A project progress schedule showing the interval of time over which each item of Direct Cost is projected to be incurred or paid.

V. CONDITIONS OF MAKING ADVANCES

AFTER THE INITIAL ADVANCE

5.01. Conditions Precedent. The Lender's obligation to make Loan advances after the Initial Advance shall be subject to the satisfaction of the following conditions:

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(a) All conditions of Article IV shall remain satisfied, performed and unimpaired as of the date of each such subsequent advance.

(b) If the advance shall consist of disbursements for Direct Costs, the Construction Consultant and the Lender shall have received, as of the date of the advance, the items required by Section 4.12 and such other documentation and information (including but not limited to the progress schedule) as the Construction Consultant or the Lender may require.

(c) The Lender shall have received a Requisition for the advance.

(d) The Lender shall have received a title continuation report of the title policy to the date of such advance, in the form approved by the Lender's counsel, including, but not limited to, the pending disbursements clause and setting forth no additional exceptions except those approved in writing by the Lender and its counsel.

(e) The representations and warranties set forth in Article III hereof shall be true and correct on and as of the date of the advance with the same effect as if made on such date.

(f) There shall be no Default under this Agreement or the Security Documents as of the date of such advance.

5.02. Last Advance. In the case of the last Loan advance as provided in Section 2.08 and prior to converting to the Permanent Phase of the Loan, the Lender shall also have received:

(a) Evidence of (i) approval by all Governmental Authorities of the Completion of the Improvements in their entirety and the issuance of a certificate for the permanent occupancy thereof to the extent any such approval is a condition of the lawful use and occupancy of the Improvements for the contemplated uses, (ii) such approval by the State Fire Marshall or its equivalent, and (iii) the approval of the contemplated uses thereof by all Governmental Authorities.

(b) Advice from the Construction Consultant to the effect that all design, site, construction and finishing work necessary for the Completion of the Improvements and any necessary utilities and roads have been finished and made available for use in accordance with the Plans.

(c) An affidavit of the Borrower that no work has been performed or materials supplied for the Improvements for more than two hundred (200) days or lien releases or affidavits from, or the submission of other appropriate forms by, suppliers, the Contractor, subcontractors or materialmen as the Lender may deem desirable.

(d) Evidence to the Lender that the Borrower is in full compliance with the ELUR requirements associated with the Premises. This requirement shall include delivery to the Lender of a copy of the “ELUR Remedial Action Closure Report” and subsequent “Letter of Compliance” to be issued by the Rhode Island Department of Environmental Management.

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VI. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Note and any other Indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, the Borrower will:

6.01. Maintenance of Properties; Insurance. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its rights, licenses, permits and franchises and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and maintain insurance in accordance with the requirements of the Security Documents.

(b) Comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any Governmental Authorities having jurisdiction over the property which is the subject of the Security Documents.

6.02. Payment of Obligations and Taxes. Pay and discharge or cause to be paid and discharged all of its obligations and liabilities and all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made within ten (10) days after entry of final judgment and before any of its property shall be seized or sold in satisfaction thereof.

6.03. Legal Proceedings. Give prompt written notice to the Lender of any proceedings instituted against it in any Federal or state court or before any commission or other regulatory body, Federal, state or local, which, if adversely determined, would have an adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise.

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6.04. Books, Records and Reports. At all times keep proper books of record and accounts in which full, true and correct entries will be made of its transactions in accordance with GAAP and in a manner satisfactory to the Lender. The Borrower hereby authorizes the Lender to make or cause to be made, at the Borrower's expense and in such reasonable manner and at such reasonable times as the Lender may require:

(a) Inspections and audits of any books, records and papers in the custody or control of the Borrower or others, relating to the Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and

(b) Inspections and appraisals of any of the Borrower's assets.

6.05. Financial Statements. Furnish to the Lender:

(a) Within one hundred twenty (120) days of the end of each fiscal year, management prepared financial statements of Borrower in form and substance reasonably satisfactory to the Lender;

(b) Within thirty (30) days of filing but not later than one hundred twenty (120) days after the end of each calendar year, annual federal income tax returns of Borrower;

(c) Within one hundred twenty (120) days of the end of each calendar year, updated personal financial statements in form and substance reasonably satisfactory to the Lender and copies of federal and state income tax returns of Individual Guarantor;

(d) Within one hundred eighty (180) days of the end of each fiscal year, audited financial statement of Corporate Guarantor in form and substance reasonably satisfactory to the Lender;

(e) Within thirty (30) days of filing but not later than one hundred eighty (180) days after the end of each calendar year, annual federal income tax returns of Corporate Guarantor; and

(f) Promptly, from time to time, such other information regarding its operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

6.06. Adverse Changes. Promptly advise the Lender of (a) all litigation and proceedings affecting the Borrower in which the amount involved is Fifty Thousand Dollars ($50,000) or more and is not covered by insurance; (b) any material adverse change in its condition, financial or otherwise; or (c) any Default described in Article IX hereof or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

6.07. Accounting. Maintain a standard system of accounting in accordance with GAAP.

6.08. Depository. Use the Lender as the principal bank of account of the Borrower's funds.

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6.09. Additional Instruments. Promptly execute and deliver or cause to be executed and delivered to the Lender all such additional and/or supplemental other instruments and documents from time to time as the Lender deems necessary or appropriate for the performance of the Borrower's obligations under this Agreement, so long as such additional instruments do not create any additional liabilities or obligations of the Borrower.

6.10. Subordination of Debt. Subordinate all member debt to this Loan and not make any payments on account of such debt without the prior written consent of the Lender.

6.11. Compliance with Laws. Promptly comply with all laws, ordinances, orders, rules, statutes and regulations of Governmental Authorities and furnish the Lender, promptly, with reports of any official searches made by any Governmental Authorities and any claims of violations thereof.

6.12. Inspection of Premises. Permit the Lender, its representatives and the Construction Consultant, to enter upon the Premises at all reasonable times, to inspect the Improvements and all materials to be used in the construction thereof and to examine all detailed plans and shop drawings which are or may be kept at the construction site. The Borrower will cooperate and also cause the Contractor and the subcontractors under the Major Subcontracts to cooperate with the Construction Consultant to enable him to perform his functions hereunder. At the time of each inspection by the Construction Consultant, the Borrower will make available to the Construction Consultant, on demand, daily log sheets covering the period since the immediately preceding inspection showing the date, weather, subcontractors on the job, number of workers and status of construction.

6.13. Payment of Fees. Pay or authorize the Lender to pay out of proceeds of the Loan all costs and expenses required for the Completion of the Improvements and the satisfaction of the conditions of this Agreement, including without limitation:

(a) The commitment fee and all costs of title searches or abstracts, document taxes, stamp taxes and recording expenses;

(b) Any fees and commissions due to brokers in connection with this transaction; and

(c) The Construction Consultant's fees and expenses and Lender's counsel fees and expenses.

6.14. Commencement of Construction. Commence construction of the Improvements no later than thirty (30) days from the date hereof; requisition the Initial Advance not later than thirty (30) days after commencement of such construction and subsequent advances on a monthly basis (or, with the Lender's approval, less frequently) thereafter; cause the construction thus begun to be prosecuted with diligence and continuity in accordance with the Plans except during the existence of delays (for not more than forty-five (45) days) caused by events beyond its control; and complete the Improvements in accordance with the Plans on or before the Completion Date free and clear of defects and liens or claims for liens for material supplied or labor or services performed in connection with the construction of the Improvements.

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6.15. Satisfaction of Conditions. Cause the satisfaction of all conditions of this Agreement to be performed by or imposed upon the Borrower.

6.16. Indemnification. Indemnify the Lender against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

6.17. Delivery of Bill of Sale, Etc. Deliver to the Lender or the Construction Consultant copies of all contracts, bills of sale, statements, receipted vouchers or agreements under which the Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Security Documents, or under which it has incurred costs for which it is entitled to a Loan advance.

6.18. Correction of Defects. Upon demand of the Lender or the Construction Consultant, correct any defects (including structural) in the Improvements or any departures from the Plans not approved by the Lender (with respect to which the advance of any Loan proceeds shall not constitute a waiver of the Lender's right to require correction of any such defects or departures from the Plans not theretofore discovered by, or called to the attention of, the Lender or the Construction Consultant).

6.19. Security. Employ means to protect from theft or vandalism all portions of the Improvements and all tools and building materials stored at the Premises.

6.20. Compliance with Easements, Etc. Comply with all restrictions, covenants and easements affecting the Premises or the Improvements.

6.21. Change Orders. Not permit Change Orders which would involve a change in costs of more than $30,000 or involve changes exceeding $60,000 in the aggregate.

VII. FINANCIAL COVENANTS

The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Note and any other Indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, the Borrower will:

7.01. Minimum Debt Service Coverage Ratio. Maintain at all times a minimum debt service coverage ratio for the Premises of 1.25X, to be tested annually upon review of the Borrower's federal tax return commencing after the first year of the Lease. Maintain at all times a minimum debt service coverage ratio of the Corporate Guarantor of 1.25x, to be tested annually upon review of the audited, consolidated financial statements commencing with the receipt of the December 31, 2010 audited financial report. Debt Service Coverage Ratio is defined as the sum of earnings before interest, taxes, depreciation and amortization less cash capital expenditures, distributions, cash taxes and cash preferred dividends divided by senior debt service requirements.

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VIII. NEGATIVE COVENANTS

The Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Note and any other Indebtedness of the Borrower to the Lender, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, it will not, directly or indirectly:

8.01. Indebtedness. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, liability or lease commitment, except upon such terms and conditions as may be mutually agreed upon in advance by the Borrower and the Lender and except:

(a) Indebtedness under this Agreement and/or any of the Security Documents and/or evidenced by the Note;

(b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent the Borrower has set aside on its books adequate reserves therefor;

(c) Indebtedness described in the financial statements and existing on the date hereof; provided that such Indebtedness is paid in accordance with its stated terms without renewal, extension or modification;

(d) Other Indebtedness in the aggregate not in excess of Twenty Five Thousand Dollars ($25,000);

(e) loans to the Borrower made by companies affiliated with the Borrower.

8.02. Liens. Create, incur, make, assume or suffer to exist any assignment, mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on any of its property or assets, now or hereafter owned, other than in favor of the Lender or other than:

(a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which there shall have been set aside on its books adequate reserves or other provisions made in accordance with GAAP;

(b) liens securing the Note;

(c) the Permitted Encumbrances;

(d) liens imposed by law, such as carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP;

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(e) liens arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(f) liens incurred as purchase money liens or other liens of a conditional vendor or refundings thereof on property acquired or held by the Borrower to secure the purchase price of such property; provided that the liens permitted by this clause (f) shall at all times be confined solely to the property so purchased and shall secure Indebtedness which does not exceed the lower of the fair market value on the date of purchase or the cost of the property so purchased and that any such obligations shall not otherwise be prohibited by the terms of this Agreement;

(g) liens arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

(h) liens securing Indebtedness in the aggregate not in excess of Twenty Five Thousand Dollars ($25,000).

8.03. Guaranties. Make any loans or advances to, or assume, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds to any other Person, firm, corporation or other enterprise, through purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, for the purpose of paying any Indebtedness or obligation of such other Person, or otherwise, except the endorsement of negotiable instruments for deposit or collection in the normal course of business.

8.04. Sale of Assets; Management. Sell, lease, transfer or otherwise dispose of any or all of its properties, assets, rights, licenses and franchises to any Person, except in the ordinary course of its business, or turn over the management of, or enter a management contract with respect to, such properties, assets, rights, licenses, and franchises.

8.05. Leasebacks. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

8.06. Investments. Purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person, except investments in short-term obligations of the United States or certificates of deposit of the Lender.

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8.07. Fundamental Changes. Dissolve, liquidate, consolidate with, or merge with, or otherwise acquire all or substantially all of the assets or properties of, any other corporation, or make any substantial change in its executive management, or engage, directly or indirectly, in any business substantially different from the business now being conducted.

8.08. Acceleration of Other Indebtedness. Accelerate the maturity of any Indebtedness now or hereafter outstanding to any other bank, supplier, or other third party, or repay the same otherwise than in accordance with its regular amortization.

8.09. Performance of Work. Permit the performance of any work on the Improvements pursuant to the Construction Contract, Major Subcontracts, Change Orders or Plans until the Lender or the Construction Consultant shall have received copies of such Construction Contract, Major Subcontracts, Change Orders or Plans and, in the case of Change Orders (except as provided in Section 6.21 hereof) or Plans, given specific written approval thereof; it being understood that approval of any Plans or Change Orders will not obligate the Lender to increase or advance any Loan budget amount on account of any such Plans or Change Orders.

8.10. Installation of Material, etc. Purchase nor install materials, equipment, fixtures, furnishings or any other part of the Improvements under purchase money security agreements, conditional sales contracts or lease agreements, or other arrangements wherein title to or a security interest in such property is retained or the right is reserved or accrues to anyone to remove or repossess any such property.

8.11. Transfer of Interests. Not permit the direct or indirect transfer of any interest in the Borrower by any of its present members or the direct or indirect dilution of the percentage interest in the Borrower currently held by any present member without the prior written consent of the Lender.

8.12. Hazardous Waste. Release, generate or dispose of any Hazardous Waste at the Premises or on any properties adjacent to the Premises in violation of any Hazardous Waste Laws. In the event that any Hazardous Waste is found at the Premises, the Borrower shall immediately contain and remove the same in compliance with all Hazardous Waste Laws. The Borrower shall insure that all of its properties and operations, and those of its Lessees, are in compliance with all Hazardous Waste Laws.

IX. DEFAULTS AND REMEDIES

9.01. Events of Default. The following shall constitute Events of Default:

(a) any representation or warranty made herein, or in any report, certificate, financial statement, Requisition or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect on or as of the date made or deemed made;

(b) default in the payment of any installment of the principal of, or fees or interest on, the Note after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

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(c) default, after the expiration of any applicable grace period, in the payment of any installment of the principal of, or fees or interest on, any other Indebtedness of the Borrower to the Lender after the date when the same shall become due and payable;

(d) default in the due observance or performance of any covenant, condition or agreement contained in Articles V, VI or VII hereof, in the Note (other than payment) or in the Security Documents, and the continuance of such default for a period of twenty (20) days after the date such performance or observance was due;

(e) default in the due observance or performance of any other covenant, condition or agreement, on the part of the Borrower to be observed or performed pursuant to the terms hereof, and the continuance of such default for a period of twenty (20) days after the date such performance or observance was due;

(f) default, after the expiration of any applicable grace period, in the due observance or performance of any covenant, promise or provision contained in any other agreement of the Borrower in favor of the Lender, including without limitation, any other loan agreement, mortgage deed or security document;

(g) default with respect to any evidence of Indebtedness of the Borrower (other than the Note), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of the Borrower is not paid, when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise;

(h) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property, (ii) admit in writing inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken for the purpose of effecting any of the foregoing;

(i) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, provided, however, with respect to such involuntary proceedings, the Borrower shall have thirty (30) days from the date of such order, judgment or decree to discharge the same;

(j) final judgment for the payment of money in excess of an aggregate of Twenty Thousand Dollars ($20,000) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

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(k) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower (other than the Premises or the Improvements thereon) in an amount exceeding Twenty Thousand Dollars ($20,000) which shall not be discharged within thirty (30) days of the date of such attachment;

(l) any Event of Default shall occur and be continuing under any Guaranty;

(m) any Guarantor shall terminate his Guaranty;

(n) failure to carry on the construction of the Improvements with reasonable dispatch or discontinuance of such construction for a continuous period of five (5) days or, as a result of delays beyond the Borrower's reasonable control, for a period of more than forty-five (45) days;

(o) refusal to permit the Lender, its representatives or the Construction Consultant to enter upon the Premises at all reasonable times to inspect the Improvements, the construction thereof and all materials, fixtures and articles used or to be used in said construction and to examine all detailed plans, shop drawings and specifications which relate to the Improvements, and/or failure to furnish to the Lender, its representative or the Construction Consultant copies of such plans, drawings and specifications when requested;

(p) use of any materials, fixtures, furnishings or equipment in the construction of the Improvements or any appurtenances that are obsolete or not new or not installed in a good and workmanlike manner in accordance with the Plans;

(q) execution by the Borrower of any security instrument other than the Security Documents covering any materials, fixtures, furnishings or equipment intended to be incorporated or placed in the Improvements, the filing of a financing statement, publishing notice of such security instrument, or failure to purchase any of such materials, fixtures, furnishings or equipment so that the ownership thereof will not vest unconditionally in the Borrower free from encumbrances on delivery at the Premises;

(r) failure by the Borrower to disclose to the Lender or the Construction Consultant, upon request, the names of all Persons with whom the Borrower has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor, or to obtain the approval of such Persons by the Lender when required by this Agreement;

(s) failure or inability of the Borrower to complete the Improvements on or before the Completion Date;

(t) refusal or inability of the Borrower to satisfy any condition to the receipt of an advance hereunder for a period in excess of thirty (30) days;

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(u) failure to satisfy or bond a lien for the performance of work or the supply of materials filed against the Premises before the date of any Loan advance or for a period of thirty (30) days after the filing thereof;

(v) the sale, conveyance or other transfer of any interest of the Borrower in the Improvements or the Premises;

(w) the failure or inability of the title insurer to certify, at the time or prior to the time at which the Lender would make any advance of the Loan, that title to the Premises has not adversely changed since the date hereof;

(x)(i) the Improvements, or the collateral which is the subject of the Security Documents, are, in the opinion of the Lender, materially damaged or destroyed by fire or other casualty or (ii) the Premises or any substantial portion thereof is taken by eminent domain in such a manner as to significantly interfere with the operations of any business and/or the Completion of the Improvements thereon;

(y) if (i) any "notice of violation", "notice of responsibility" or other similar order is issued by any one or more Governmental Authorities against the Premises or the Borrower under any applicable Hazardous Waste Law and remains undischarged for a period of sixty (60) days after the issuance thereof or such lesser period of time stated in said notice or in any Hazardous Waste Law or (ii) if any lien or claim is filed or arises against the Premises under any Hazardous Waste Law;

(z) a default under the terms of the Hedging Contracts;

(aa) loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of the Lender, there is insufficient insurance coverage;

(bb) the occurrence of any adverse change described in Section 6.06 hereof;

(cc) a default shall have occurred under any of the Leases;

(dd) if any easement over, across or under or otherwise affecting the Premises or any portion thereof (other than customary utility easements) shall be granted without the Lender's prior written consent; or

(ee) the Security Documents shall at any time after their execution and delivery and for any reason cease (a) to create a valid and perfected mortgage and/or security interest in and to the property purported to be the subject thereof and/or in the priority agreed to by the parties thereto; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Documents.

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9.02. Acceleration. Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare the entire principal amount of the Note, and any and all other Indebtedness of the Borrower to the Lender, forthwith to be due and payable, whereupon the Note and/or such other Indebtedness shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Indebtedness to the contrary notwithstanding and any obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

9.03. Set-off. The Borrower hereby grants to the Lender the right at any time after the occurrence of an Event of Default to set off or otherwise apply by the Lender against the payment of all amounts owing in respect to this Agreement or of any other liabilities, Obligations and Indebtedness of the Borrower, or any part thereof, whether or not due, in such order as it shall determine, all tangible and intangible personal property, credits, accounts, claims and balances of whatever nature of the Borrower at any time in the possession or control of or owing by the Lender or its agents (remittances and property to be deemed in possession of the Lender as soon as put in transit to it) including, without limitation, any balances on deposit in any account of the Borrower.

9.04. Completion by the Lender. After and during the continuation of any Event of Default which in the Lender's judgment may interfere with Completion of the Improvements, the Lender shall have the right and is hereby given a license, in addition to and without limiting any other rights or remedies afforded by the Note, the Security Documents, the Guaranty or this Agreement, or other documents executed and delivered hereunder or thereunder, or by law, to enter or to cause the Construction Consultant or another independent contractor of the Lender's selection to enter the Premises and perform any and all work and labor necessary for the Completion of the Improvements. All sums advanced hereunder and any other amounts expended by the Lender for the Completion of the Improvements shall be deemed to have been advanced to the Borrower and shall be secured by the Security Documents.

9.05. Attorney-In-Fact. For purposes of Section 9.04, the Borrower hereby constitutes and appoints the Lender, the Construction Consultant and/or another independent contractor selected by the Lender, its true and lawful attorney-in-fact with full power of substitution for the purpose of causing the Completion of the Improvements in the name of the Borrower, and hereby empowers said attorney-in-fact to do any or all of the following:

(a) To use any and all funds which may remain unadvanced hereunder for the purpose of causing the Completion of the Improvements in the manner called for by the Plans;

(b) To make such additions, changes and corrections in the Plans as shall be necessary or desirable for the Completion of the Improvements in substantially the manner contemplated by the Plans;

(c) To employ any contractors, subcontractors, agents, architects and inspectors required for said purposes;

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(d) To employ attorneys to defend against attempts to interfere with the exercise of the powers granted hereby;

(e) To pay, settle or compromise all existing bills and claims which are or may be liens against the Premises or Improvements or may be necessary or desirable for the Completion of the Improvements or the clearance of title;

(f) To execute all applications and certificates in the name of the Borrower which may be required by any construction contract; and/or

(g) To prosecute and defend all actions or proceedings in connection with the construction of the Improvements on the Premises and to take such action, require such performance and do any and every other act as is deemed reasonably necessary with respect to the Completion of the Improvements which the Borrower might do in its own behalf.

9.06. Power Coupled with an Interest. The power-of-attorney given in Section 9.05 shall be a power coupled with an interest which, together with the license given in Section 9.04, cannot be revoked until the Completion of the Improvements in accordance with this Agreement.

9.07. Payment Direct to Contractor. After the occurrence of any Event of Default, the Borrower does irrevocably permit and authorize the Lender to advance any remaining proceeds of the Loan directly to subcontractors under the Major Subcontracts, the Contractor and other Persons to pay for the Completion of the Improvements but the Lender is not under any obligation to do so. No further direction or authorization from the Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of the Lender hereunder and shall be secured by the Security Documents as fully as if made to the Borrower regardless of the disposition thereof by any major subcontractor, the Contractor or such other Persons. The Lender may impose any condition for such direct payment including, but not limited to, receipt of estoppel certificates, waivers of lien, releases and the like.

9.08. Casualty or Condemnation. If one of the events set forth in Section 9.01(y) occurs, the insurance proceeds or condemnation award, as the case may be, shall be paid to the Lender alone, to be applied, in the Lender's discretion, and in such order as the Lender may determine, (i) to the costs of collection of such amounts, (ii) to payment of the outstanding amount of the Loan, whether or not then due, and all other sums then due from the Borrower to Lender or (iii) in accordance with this Agreement with the same limitations and restrictions applicable to advances hereunder, to the restoration, replacement and rebuilding of the Improvements. The Lender is authorized, without the consent of the Borrower, to adjust and compromise any such loss or condemnation award, collect and receipt for any such proceeds or awards and endorse the Borrower's name on any check or draft in payment thereof, provided, however, without limiting the foregoing, the Lender shall consult with Borrower and advise the Borrower of its actions.

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9.09. Other Remedies. The Lender may look to, utilize, and realize upon any item or portion of any security held by it hereunder or under the Security Documents, or other instrument securing the Loan or any other Indebtedness, liabilities, or Obligations of the Borrower to the Lender, whether now existing or hereafter contracted or acquired, in any order it may elect without obligation to equalize the burden between or among the separate items of security or portions thereof or between or among the owners thereof, or to marshal the same in any way, and the Lender may apply any proceeds of any security in such order as it shall determine, and after all Indebtedness, liabilities, and Obligations now or hereafter of the Borrower to the Lender have been paid in full, the Lender shall account for any security then remaining or any surplus proceeds of any security then remaining to the owner of such security.

X. MISCELLANEOUS

10.01. Survival of Representations. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loan, the execution and delivery to the Lender of the Note and the Security Documents, and shall continue in full force and effect so long as the Note and any other Indebtedness of the Borrower to the Lender is outstanding and unpaid.

10.02. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or in behalf of the Borrower shall inure to the benefit of the respective successors and assigns of the Lender, provided that the Borrower may not transfer or assign any of its respective rights hereunder without the prior written consent of the Lender.

10.03. Lender's Expenses. The Borrower will reimburse the Lender upon demand for all out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with (i) the preparation, execution and delivery of this Agreement, the Note, the Security Documents and any other agreements hereunder, (ii) the making of the Loan, (iii) any amendments, modifications, consents, or waivers in respect thereof, (iv) any enforcement thereof and (v) any enforcement of the Lender's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing the Note and/or this Agreement.

10.04. Governing Law. This Agreement, the Note and the Security Documents (unless otherwise specified therein) shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of Rhode Island.

10.05. No Waiver. No modification or waiver of any provision of this Agreement or the Note nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor delay on the part of the Lender in exercising any right, power or privilege hereunder, or under the Note, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

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10.06. Captions. The captions and other headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

10.07. Notices. All notices, requests, demands, consents or other communications given hereunder or in connection herewith (collectively the "Notice") shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive such Notice at its address set forth below. Either party may, by Notice given as aforesaid, change its address for any subsequent Notice.

If to the Lender:	Rockland Trust Company 288 Union Street Rockland, MA 02370 Attention: Graham M. W. Kilvert, Vice President

With a copy to:	Edward G. Avila, Esquire Roberts, Carroll, Feldstein & Peirce Incorporated 10 Weybosset Street Providence, Rhode Island 02903

If to the Borrower:	109 LONG WHARF LLC c/o Phoenix Bulk Carriers 88 Valley Road Middletown, Rhode Island 02842

With a copy to:	Patrick O’Neill Hayes, Jr., Esquire Corcoran Peckham Hayes & Galvin, PC 31 America’s Cup Avenue Newport, Rhode Island 02840

Each party by notice duly given in accordance herewith may specify a different address for the purposes hereof.

10.08. Maximum Payments. Notwithstanding any other terms or conditions hereof, in no event shall the amount paid or agreed to be paid to the Lender hereunder exceed the maximum permissible under applicable law. If, for any reason, fulfillment of any obligation of Borrower shall involve the exceeding of such maximum, then such obligation, automatically and without action or notice by Lender, shall be reduced to such maximum valid amount and any amount received by Lender in excess thereof shall be applied to the reduction of principal outstanding and not to interest.

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10.09. Jurisdiction. The Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Rhode Island and the United States District Court for the District of Rhode Island as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its Obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.11. Gender. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

10.12. Arm's-Length Transaction. The Borrower and each Guarantor (by delivery of a Guaranty) recognize, stipulate and agree that the Lender's actions and relationships with the parties hereto, including, but not limited to, those relationships created or referenced by or in this Agreement, the Note and the Security Documents, have been and constitute arm's-length commercial transactions and that such actions and relationships shall at all times in the future continue to constitute arm's-length commercial transactions and that the Lender or the Lender's attorneys shall not at any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the agent, attorney, partner, employee or fiduciary of any such parties.

10.13. Negotiations. The Borrower and each Guarantor (by delivery of a Guaranty) stipulate and agree that each of this Agreement, the Note and the Security Documents are products of and result from lengthy arm's-length negotiations between the parties and that neither the Lender nor any other party has exerted or attempted to induce, through threats or otherwise, the execution or delivery of this Agreement, the Note or the Security Documents. Without in any way limiting the foregoing, the Borrower and each Guarantor stipulate and agree that at all times during the course of the negotiations surrounding the execution and delivery of this Agreement, the Note and the Security Documents, they have, to the extent deemed necessary or advisable in their sole discretion, been advised and assisted by competent counsel of their own choosing, that counsel has been present and actively participated in the negotiations surrounding this Agreement, the Note and the Security Documents, and that they have been fully advised by counsel of their choosing of the effect of each term, condition, provision and stipulation contained herein and therein.

10.14. No Offer. Neither the negotiations to date nor the preparation of this Agreement, the Note or the Security Documents shall be deemed an offer by any of the parties to the other. No such instrument, document or agreement shall be deemed binding on any party until such party has executed and delivered the same in writing.

10.15. Agreements Relating to Consideration. The Borrower and each Guarantor (by delivery of a Guaranty) hereby acknowledge and agree that the covenants and agreements of the Lender under this Agreement constitute full and fair consideration for the obligations, covenants and agreements of (a) the Borrower under this Agreement and (b) each Guarantor under the applicable Guaranty, and that, by virtue of such consideration, each of the parties hereto and thereto have received reasonably equivalent value in exchange for the covenants and agreements hereunder and thereunder.

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10.16. No Joint Venture. Notwithstanding anything to the contrary contained herein, in the Note and/or in the Security Documents, the Lender, by entering into this Agreement with the Borrower, will not be deemed a partner or joint venturer with the Borrower or any Guarantor and the Borrower (and each Guarantor by virtue of the execution and delivery by each Guarantor of a Guaranty) agree to hold the Lender harmless from any damages and expenses resulting from such construction of the relationship of the parties or any exertion thereof.

10.17. Integration. This Agreement and the Security Documents contain the entire agreement between the parties relating to the subject matter hereof and thereof and supercede all oral statements and prior writings with respect thereto.

10.18. Jury Waiver. Each party to this Agreement hereby expressly WAIVES ANY RIGHT TO TRIAL BY JURY of any claim, demand, action or cause of action (a) arising under this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, (b) in any way connected with or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether sounding in contract or tort or otherwise; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Construction Loan Agreement to be duly executed all as of the day and year first above written.

WITNESS/ATTEST:	Rockland Trust Company

By
Name: Graham M. W. Kilvert
Title: Vice President

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Construction Loan Agreement to be duly executed all as of the day and year first above written.

WITNESS/ATTEST:	109 LONG WHARF LLC

By:
Name: Edward Coll
Title: President

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EXHIBIT A

Initial Project Cost Statement

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EXHIBIT C

Permitted Encumbrances

1.	Grant of Easement recorded in Book 386 at Page 15.

2.	Environmental Land Usage Restriction recorded in Book 769 at Page 197

3.	Zoning Decisions recorded in Book 1540 at Page 31, Book 2037 at Page 25 and Book 2095 at Page 217.

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EXHIBIT D

Forced Funding

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